EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Jaws Mustang Acquisition Corporation (the “Company”) on Form 10-Q for the quarter ended June 30, 2026, as filed with the Securities and Exchange Commission (the “Report”), I, Andrew Klaber, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.
Date: August 11, 2026
/s/ Andrew Klaber
	Name:	Andrew Klaber
	Title:	Chief Executive Officer and Director
(Principal Executive Officer)